AMENDMENT #8 TO PARTICIPATION AGREEMENT
                            DATED AS OF MARCH 21,2000
                 (AS AMENDED AND SUPPLEMENTED FROM TIME TO TIME)

                                      AMONG

                FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY,

                    INVESCO VARIABLE INVESTMENT FUNDS, INC.,

                           INVESCO FUNDS GROUP, INC.,

                                       AND

                           INVESCO DISTRIBUTORS, INC.

WHEREAS, First Allmerica Financial Life Insurance Company, INVESCO Variable Investment Funds, Inc. and INVESCO Distributors, Inc. entered into a Fund Participation Agreement on March 21,200O; and

WHEREAS, the parties desire to amend the Participation Agreement by mutual written consent;

NOW THEREFORE, the parties to hereby agree that Schedule A and Schedule B to the Participation Agreement are amended to read in their entirety as follows:

                                   SCHEDULE A

The following Separate Accounts and Associated Contracts of First Allmerica Financial Life Insurance Company are permitted in accordance with the provisions of this Agreement to invest in Portfolios of the Fund shown in Schedule B:

Contracts Funded by Separate Account             Name of Separate Account
------------------------------------             ------------------------
Allmerica ExecAnuity Plus 91                     Separate Account VA-K

Allmerica ExecAnnuity Plus 93                    Separate Account VA-K

Allmerica Advantage                              Separate Account VA-K

Allmerica Immediate Advantage ("IV,")            Separate Account VA-K

Allmerica Accumulator                            Separate Account VA-K

Agency C-Shares                                  Separate Account VA-K

DirectedAdvisorySolutions ("Fund Quest")         Separate Account VA-K

Allmerica Value Generation ("Annuity Scout")     Separate Account VA-K

Select Reward                                    Select Separate Account

Select Resource                                  Select Separate Account

Select Charter                                   Select Separate Account

Select Acclaim (Secondary)                       Select Separate Account

VEL 93                                           VEL II Account

Variable Inheiritage                             Inheiritage Account

Select Inheiritage                               Inheiritage Account

VEL III                                          Separate Account SPVL

Select III                                       Separate Account SPVL

Select Life II                                   Allmerica Select Separate Account II

Scudder Gateway Elite                            Separate Account KG

Scudder Gateway Advisor ("C-Shares")             Separate Account KG

Scudder Gateway Plus ("Bonus")                   Separate Account KG

Scudder Gateway Advisor 2 ("no-load")            Separate Account KG

Scudder Gateway Incentive (Secondary)            Separate Account KG

Scudder Gateway Custom                           Separate Account KGC

Scudder Gateway Flex Life                        Separate Account IMO

Allmerica Select Survivorship                    Separate Account IMO

                                   SCHEDULE B

The Separate Account(s) shown on Schedule A may invest in the following Portfolios of the Fund.

ALLMERICA CONTRACTS

INVESCO VIF - Dynamics Fund
INVESCO VIF - Equity Income Fund
INVESCO VIF - Health Sciences Fund

SCUDDER GATEWAY CONTRACTS

INVESCO VIF - Utilities Fund


All terms and conditions of the Participation Agreement and Schedules thereto shall continue in full force and effect except as amended herein.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of August 20,2002.


                                         FIRST ALLMERICA FINANCIAL LIFE
                                         INSURANCE COMPANY

                                         By: /s/ Mark A. Hug
                                             -----------------------------------
                                             Mark A. Hug, Vice President


                                        INVESCO VARIABLE INVESTMENT
                                        FUNDS, INC.

                                        By: /s/ Ronald L. Grooms
                                            ------------------------------------
                                            Ronald L. Grooms, Treasurer


                                        INVESCO FUNDS GROUP, INC.

                                        By: /s/Ronald L. Grooms
                                            -----------------------------------
                                        Ronald L. Grooms, Senior Vice President


                                        INVESCO DISTRIBUTORS, INC.

                                        By:  /s/ Ronald L. Grooms
                                             -----------------------------------
                                        Ronald L. Grooms,  Senior Vice President